LEHMAN BROTHERS

Press Release


For Immediate Release                         Media Contact:      Hannah Burns
                                                                  (212) 526-4064

                                              Investor Contact:   Shaun Butler
                                                                  (212) 526-8381

              LEHMAN BROTHERS REPORTS RECORD THIRD QUARTER RESULTS

      - Highest Quarterly Net Revenues, Net Income and Earnings Per Share -

NEW YORK, September 14, 2005 -- Lehman Brothers Holdings Inc. (ticker symbol:
LEH) today reported record net income of $879 million for the third quarter ended August 31, 2005, or $2.94 per common share (diluted), representing increases of 74% and 72%, respectively, from net income of $505 million, or $1.71 per common share (diluted) for the third quarter of fiscal 2004. Second quarter fiscal 2005 net income was $683 million, or $2.26 per common share (diluted).

For the first nine months of fiscal 2005, net income was a record $2.4 billion, or $8.11 per common share (diluted), both up 37% from $1.8 billion, or $5.94 per common share (diluted) for the comparable period of fiscal 2004.

                        Third Quarter Business Highlights

     o   Named "Best Investment Bank" by Euromoney magazine in July 2005
     o Achieved record net revenues in Investment Banking and Investment Management segments
     o   Assets Under Management increased to a record $164 billion

Richard S. Fuld, Jr., Lehman Brothers' chairman and chief executive officer, said, "Our record results this quarter speak to the Firm's increased earnings capacity. Our nine month results are by far the best we have ever reported, with record net revenues in each of our business segments and regions. The extraordinary momentum we have built through our commitment to partnering with clients worldwide is clearly evident in our performance."

Net revenues (total revenues less interest expense) for the third quarter of fiscal 2005 rose to a record $3.9 billion, up 47% from $2.6 billion in the third quarter of fiscal 2004, and up 18% from $3.3 billion in the second quarter of fiscal 2005. Investment Banking revenues increased 55% to $815 million in the third quarter of fiscal 2005, from $526 million in the third quarter of fiscal 2004, driven by the Firm's highest level ever of debt origination revenues as well as strong equity origination and mergers and acquisitions ("M&A") revenues. The Firm advised on three of the largest completed M&A transactions for the quarter. Capital Markets net revenues in the third quarter of fiscal 2005 rose 49% to $2.5 billion, compared to $1.7 billion for the same period in fiscal 2004, reflecting the Firm's second highest net revenue quarter ever. Within Capital Markets, the Fixed Income business reported net revenues of $1.9 billion in the third quarter of fiscal 2005, up 37% from $1.4 billion reported in the third quarter of fiscal 2004. These results were attributable to increased contributions from the Firm's commercial mortgage and real estate business, continued strength in residential mortgages and improved performance in credit and interest rate products. Equities Capital Markets net revenues nearly doubled to $637 million in the third quarter of fiscal 2005, compared to $319 million in the third quarter of fiscal 2004, reflecting robust customer flow activity, particularly in the cash businesses and equity derivatives, improved results in convertibles and continued growth in the Firm's prime broker business. Record Investment Management net revenues, which increased 29% to $511 million in the third quarter of fiscal 2005, compared to $397 million a year ago, reflected record performances in the Private Investment Management and Asset Management businesses. Within Asset Management, Neuberger Berman continued to produce extremely strong results.

For the first nine months of fiscal 2005, net revenues increased 26%, to a record $10.9 billion, from $8.7 billion for the first nine months of fiscal 2004.

Non-interest expenses for the third quarter of fiscal 2005 were $2.6 billion, compared to $1.9 billion in the third quarter of fiscal 2004 and $2.3 billion in the second quarter of fiscal 2005. Compensation and benefits as a percentage of net revenues was 49.5% during the third quarter of fiscal 2005, compared to 49.8% during the third quarter of fiscal 2004 and 49.5% in the second quarter of fiscal 2005. Non-personnel expenses in the third quarter of fiscal 2005 were $653 million, compared to $642 million in the second quarter of fiscal 2005, and $594 million in the third quarter of fiscal 2004.

For the third quarter of fiscal 2005, the Firm's pre-tax margin was 33.6%, compared to 27.6% in the third quarter of fiscal 2004. For the third quarter of fiscal 2005, the Firm's return on average common stockholders' equity was 23.0%, compared to 15.0% in the third quarter of fiscal 2004, and return on average tangible common stockholders' equity was 29.5% for the third quarter of fiscal 2005, compared to 20.9% in the third quarter of fiscal 2004.

As of August 31, 2005, Lehman Brothers stockholders' equity totaled $16.3 billion, and total capital (stockholders' equity and long-term debt) was approximately $79.4 billion. Book value per common share was $54.91.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high net worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, London and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services and products, visit our Web site at www.lehman.com.

                                 Conference Call

A conference call, to discuss the Firm's financial results and outlook, will be held at 9:30 a.m. EDT today. The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182, or from outside the U.S., 517-623-4500. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 866-405-7293(domestic) or 203-369-0605 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until

5:00 p.m. EDT on October 14, 2005, and by phone until 11:59 p.m. EDT on October 14, 2005. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

              Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.


LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)



                                                                      At or for the Quarter Ended
                                                  ---------------------------------------------------------------------
                                                          8/31/05      5/31/05      2/28/05     11/30/04       8/31/04
                                                          -------      -------      -------     --------       -------
Income Statement
Net Revenues                                               $3,852       $3,278       $3,810       $2,883        $2,623
Non-Interest Expenses:
   Compensation and Benefits                                1,906        1,623        1,886        1,401         1,306
   Non-Personnel Expenses                                     653          642          618          603           594
Net Income                                                    879          683          875          585           505
Net Income Applicable to Common Stock                         864          664          856          566           487
Earnings per Common Share:
   Basic                                                    $3.10        $2.37        $3.07        $2.07         $1.79
   Diluted                                                  $2.94        $2.26        $2.91        $1.96         $1.71

Financial Ratios
Return on Average Common Stockholders' Equity
   (annualized) (a)                                         23.0%        18.2%        24.5%        17.0%         15.0%
Return on Average Tangible Common Stockholders'
   Equity (annualized) (b)                                  29.5%        23.5%        32.0%        23.0%         20.9%
Pre-tax Margin                                              33.6%        30.9%        34.3%        30.5%         27.6%
Compensation and Benefits/Net Revenues                      49.5%        49.5%        49.5%        48.6%         49.8%
Effective Tax Rate                                          32.0%        32.6%        33.0%        33.5%         30.2%

Financial Condition
Total Assets                                             $381,000     $370,595     $363,692     $357,168      $340,890
Net Assets (c)                                            196,130      193,989      183,387      175,221       171,308
Long-Term Debt                                             63,073       59,809       59,366       56,486        50,043
Common Stockholders' Equity                                15,239       14,783       14,409       13,575        13,076
Total Stockholders' Equity                                 16,334       15,878       15,754       14,920        14,421
Total Stockholders' Equity Plus Junior
   Subordinated Notes(c)                                   18,133       17,384       16,979       15,920        15,421
Tangible Equity Capital (c)                                14,863       14,098       13,705       12,636        11,763
Total Capital (d)                                          79,407       75,687       75,120       71,406        64,464
Book Value per Common Share (e)                             54.91        53.27        51.75        49.32         48.10
Gross Leverage Ratio(f)                                     23.3x        23.3x        23.1x        23.9x         23.6x
Net Leverage Ratio(c)                                       13.2x        13.8x        13.4x        13.9x         14.6x

Other Data
Employees                                                  22,047       20,717       20,267       19,579        19,286
Assets Under Management (in billions)                        $164         $151         $148         $137          $131
Common Stock Outstanding (in millions)                      269.3        272.5        275.4        274.2         269.5
Weighted Average Shares (in millions):
   Basic                                                    278.6        279.6        278.6        273.2         272.8
   Diluted                                                  293.7        294.0        294.0        288.5         285.0

See Footnotes to Selected Statistical Information on page 6.

                                                                                                                                   5


LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. See the reconciliation on page 10.
(b) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Average tangible common stockholders' equity equals average total common stockholders' equity less average identifiable intangible assets and goodwill. See the reconciliation on page 10. Management believes tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in our businesses.
(c) Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders' equity plus junior subordinated notes, less identifiable intangible assets and goodwill. We believe total stockholders' equity plus junior subordinated notes to be a more meaningful measure of our equity because the junior subordinated notes are subordinated and have maturities at issuance from 30 to 49 years. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. See the reconciliation on page 12. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of calculation.
(d) Total capital includes long-term debt (including junior subordinated notes) and total stockholders' equity. We believe total capital is useful to investors as a measure of our financial strength.
(e) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.
(f) Gross leverage ratio is defined as total assets divided by total stockholders' equity.

                                                                                                                                   6

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                               Quarter Ended                      % Change from
                                                 ---------------------------------------     -------------------------
                                                   Aug 31,       May 31,       Aug 31,         May 31,       Aug 31,
                                                    2005          2005          2004            2005          2004
                                                 -----------    ----------    ----------     -----------   -----------
Revenues:
   Principal transactions                            $2,085        $1,644        $1,217
   Investment banking                                   815           579           526
   Commissions                                          420           421           348
   Interest and dividends                             5,078         4,454         2,769
   Asset management and other                           241           237           191
                                                 -----------    ----------    ----------
     Total revenues                                   8,639         7,335         5,051
   Interest expense                                   4,787         4,057         2,428
                                                 -----------    ----------    ----------
     Net revenues                                     3,852         3,278         2,623             18%           47%
                                                 -----------    ----------    ----------

Non-interest expenses:
   Compensation and benefits                          1,906         1,623         1,306
   Technology and communications                        217           195           195
   Brokerage and clearance fees                         127           129           114
   Occupancy                                            122           123           107
   Professional fees                                     72            69            74
   Business development                                  56            61            56
   Other                                                 59            65            48
                                                 -----------    ----------    ----------
     Total non-interest expenses                      2,559         2,265         1,900             13%           35%
                                                 -----------    ----------    ----------
Income before provision for income taxes              1,293         1,013           723
Provision for income taxes                              414           330           218
                                                 -----------    ----------    ----------
Net income                                          $   879         $ 683         $ 505             29%           74%
                                                 ===========    ==========    ==========
Net income applicable to common stock               $   864         $ 664         $ 487             30%           77%
                                                 ===========    ==========    ==========

Earnings per common share:
   Basic                                            $  3.10         $2.37         $1.79             31%           73%
                                                 ===========    ==========    ==========
   Diluted                                          $  2.94         $2.26         $1.71             30%           72%
                                                 ===========    ==========    ==========

                                                                                                                                   7

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                      Nine Months Ended             % Change from
                                                                ----------------------------     ---------------------
                                                                  Aug 31,         Aug 31,               Aug 31,
                                                                   2005            2004                  2004
                                                                ------------    ------------     ---------------------
Revenues:
   Principal transactions                                            $5,924          $4,435
   Investment banking                                                 2,077           1,580
   Commissions                                                        1,252           1,145
   Interest and dividends                                            13,416           7,682
   Asset management and other                                           696             562
                                                                ------------    ------------
     Total revenues                                                  23,365          15,404
   Interest expense                                                  12,425           6,711
                                                                ------------    ------------
     Net revenues                                                    10,940           8,693              26%
                                                                ------------    ------------

Non-interest expenses:
   Compensation and benefits                                          5,415           4,329
   Technology and communications                                        612             550
   Brokerage and clearance fees                                         376             337
   Occupancy                                                            364             313
   Professional fees                                                    203             191
   Business development                                                 170             155
   Other                                                                188             160
   Real estate reconfiguration charge                                     -              19
                                                                ------------    ------------
     Total non-interest expenses                                      7,328           6,054              21%
                                                                ------------    ------------
Income before taxes and dividends on trust preferred
   securities                                                         3,612           2,639
Provision for income taxes                                            1,175             831
Dividends on trust preferred securities                                   -              24
                                                                ------------    ------------
Net income                                                           $2,437          $1,784              37%
                                                                ============    ============
Net income applicable to common stock                                $2,383          $1,732              38%
                                                                ============    ============

Earnings per common share:
   Basic                                                            $  8.54         $  6.29              36%
                                                                ============    ============
   Diluted                                                          $  8.11         $  5.94              37%
                                                                ============    ============

                                                                                                                                   8


LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                           Quarter Ended                         % Change from
                                            -------------------------------------------    --------------------------
                                             Aug 31,         May 31,         Aug 31,         May 31,       Aug 31,
                                              2005            2005            2004            2005          2004
                                            ----------     -----------     ------------    -----------   ------------
Investment Banking:
   Global Finance - Debt                      $   336           $ 310           $  241
   Global Finance - Equity                        255             172              134
   Advisory Services                              224              97              151
                                            ----------     -----------     ------------
     Total                                        815             579              526            41%            55%
                                            ----------     -----------     ------------

Capital Markets:
   Fixed Income                                 1,889           1,753            1,381
   Equities                                       637             474              319
                                            ----------     -----------     ------------
     Total                                      2,526           2,227            1,700            13%            49%
                                            ----------     -----------     ------------

Investment Management:
   Asset Management                               272             255              204
   Private Investment Management                  239             217              193
                                            ----------     -----------     ------------
     Total                                        511             472              397             8%            29%
                                            ----------     -----------     ------------

     Total Net Revenues                        $3,852          $3,278            $2,623           18%            47%
                                            ==========     ===========     ============


                                                        Nine Months Ended                    % Change from
                                                 ---------------------------------       ---------------------
                                                    Aug 31,             Aug 31,                 Aug 31,
                                                     2005                2004                    2004
                                                 --------------     --------------       ---------------------

Investment Banking:
   Global Finance - Debt                              $    972           $   714
   Global Finance - Equity                                 615               419
   Advisory Services                                       490               447
                                                 --------------     --------------
     Total                                               2,077             1,580                 31%
                                                 --------------     --------------

Capital Markets:
   Fixed Income                                          5,710             4,413
   Equities                                              1,733             1,458
                                                 --------------     --------------
     Total                                               7,443             5,871                 27%
                                                 --------------     --------------


Investment Management:
   Asset Management                                        761               600
   Private Investment Management                           659               642
                                                 --------------     --------------
     Total                                               1,420             1,242                 14%
                                                 --------------     --------------

     Total Net Revenues                                $10,940            $8,693                 26%
                                                 ==============     ==============

                                                                                                                                   9


LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                     Quarter Ended
                                    ---------------------------------------------------------------------------------
                                        Aug 31,           May 31,          Feb 28,         Nov 30,         Aug 31,
                                         2005              2005             2005            2004            2004
                                    ---------------    --------------    ------------    ------------    ------------
Average common stockholders'              $15,011            $14,596        $13,992         $13,326         $12,954
   equity
Less: average identifiable
   intangible assets and goodwill         (3,278)            (3,280)        (3,279)         (3,471)         (3,641)
                                    ---------------    --------------    ------------    ------------    ------------
Average tangible common
   stockholders' equity                   $11,733            $11,316        $10,713         $ 9,855         $ 9,313
                                    ===============    ==============    ============    ============    ============



                                       Nine                                 Nine
                                      Months              Year             Months
                                       Ended             Ended              Ended
                                      Aug 31,            Nov 30,           Aug 31,
                                       2005               2004              2004
                                   ----------------    -------------    -------------
Average common stockholders'             $14,502           $12,843          $12,659
   equity
Less: average identifiable
   intangible assets and goodwill        (3,279)           (3,547)          (3,614)
                                   ----------------    -------------    -------------
Average tangible common
   stockholders' equity                  $11,223           $ 9,296          $ 9,045
                                   ================    =============    =============

                                                                                                                                  10


LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)


                                                                                           At
                                                                  -----------------------------------------------
                                                                    Aug 31,             May 31,           Aug 31,
Composition of Assets Under Management                               2005                2005              2004
                                                                  ---------            ---------        ---------
Equity                                                                $  70             $   62           $  48
Fixed Income                                                             53                 54              51
Money Markets                                                            26                 21              21 (a)
Alternative Investments                                                  15                 14              11
                                                                   --------           --------          ------
Total Assets Under Management                                        $  164             $  151           $ 131 (a)
                                                                     ======             ======          =======



                                                                                      Quarter Ended
                                                                    ---------------------------------------------
                                                                     Aug 31,            May 31,           Aug 31,
Assets Under Management Rollforward                                   2005               2005              2004
                                                                    ---------          ---------        ---------
Opening balance                                                       $ 151              $ 148            $129
Net additions                                                             7                  3               -
Net market appreciation                                                   6                  -               2
                                                                    -------              -----           -----
Total increase                                                           13                  3               2
                                                                     ------            -------           -----
Ending balance                                                        $ 164              $ 151            $131 (a)
                                                                      =====              =====            =====



(a) Adjusted to include discretionary brokerage cash management assets.

                                                                                                                                  11


LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                            Aug 31,         May 31,          Feb 28,          Nov 30,          Aug 31,
                                             2005             2005            2005              2004            2004
                                          ------------    -------------   --------------    -------------    ------------
Net assets:
   Total assets                              $381,000         $370,595         $363,692         $357,168        $340,890
   Less:
     Cash and securities segregated and
       on deposit for regulatory and
       other purposes                         (4,200)          (3,935)          (4,278)          (4,085)         (4,800)
     Securities received as collateral        (5,400)          (4,207)          (3,767)          (4,749)         (4,463)
     Collateralized agreements              (172,000)        (165,178)        (168,986)        (169,829)       (156,661)
     Identifiable intangible assets and
       goodwill                               (3,270)          (3,286)          (3,274)          (3,284)         (3,658)
                                          ------------    -------------   --------------    -------------    ------------
Net assets                                   $196,130         $193,989         $183,387         $175,221        $171,308
                                          ============    =============   ==============    =============    ============

Tangible equity capital:
   Total stockholders' equity                 $16,334       $  15,878         $  15,754        $  14,920       $  14,421
   Junior subordinated notes                    1,799           1,506             1,225            1,000           1,000
   Less: Identifiable intangible assets
    and goodwill                              (3,270)          (3,286)          (3,274)          (3,284)         (3,658)
                                          ------------    -------------   --------------    -------------    ------------
Tangible equity capital                      $ 14,863        $  14,098        $  13,705        $  12,636       $  11,763
                                          ============    =============   ==============    =============    ============


Gross leverage (total assets / total
   stockholders' equity)                        23.3x            23.3x            23.1x            23.9x           23.6x

Net leverage (net assets / tangible
   equity capital)                              13.2x           13.8x             13.4x            13.9x           14.6x

                                                                                                                                  12
